Exhibit 3.43

CERTIFIED TO BE A TRUE AND CORRECT COPY AS TAKEN FORM AND COMPARED WITH THE ORIGINAL ON FILE IN THIS OFFICE

APR 06 2010

/s/ Authorized Signatory
SECRETARY OF STATE OF SOUTH CAROLINA

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF ORGANIZATION

LIMITED LIABILITY COMPANY

TYPE OR PRINT CLEARLY IN BLACK INK

The undersigned delivers the following articles of organization to form a South Carolina limited liability company pursuant to Sections 33-44-202 and 33-44-203 of the 1976 South Carolina Code of Laws, as amended

1	The name of the limited liability company which complies with Section 33-44-105 of the South Carolina Code of 1976, as amended is 21st Century Oncology of South Carolina, LLC

2	The address of the initial designated office of the Limited Liability Company in South Carolina is

5000 Thurmond Mall Boulevard
Street Address

Columbia, SC 29201
	City	Zip Code

3	The initial agent for service of process of the Limited Liability Company is

Corporation Service Company
	Name	Signature

and the street address in South Carolina for this initial agent for service of process is

5000 Thurmond Mall Boulevard
Street Address

Columbia, SC 29201
	City	Zip Code

4	The name and address of each organizer is

	(a)	Damn Kelly, c/o Garfunkel, Wild & Travis, P C
Name

111 Great Neck Road, Great Neck
		Street Address	City

New York 11021
		State	Zip Code

(b)
Name

		Street Address	City

		State	Zip Code

(Add additional lines if necessary)

5	☐	Check this box only if the company is to be a term company If so, provide the term specified

070404-0133 FILED 04/03/2007
21ST CENTURY ONCOLOGY OF SOUTH CAROLINA, LLC
Filing Fee $110.00 ORIG

Mark Hammond South Carolna Secretary of State

21st Century Oncology of South Carolina, LLC
Name of Limited Liability Company

6	☐	Check this box only if management of the limited liability company is vested in a manager or managers If this company is to be managed by managers, specify the name and address of each initial manager

	(a)	Michael J Katm, M D
Name

2234 Colonial Boulevard, Fort Myers
		Street Address	City

Florida 33907
		State	Zip Code

	(b)	Daniel E Dosoretz, M D
Name

2234 Colonial Boulevard, Fort Myers
		Street Address	City

Florida 33907
		State	Zip Code

(c)
Name

		Street Address	City

		State	Zip Code

(d)
Name

		Street Address	City

		State	Zip Code

(Add additional lines if necessary)

7	☐

Check this box only if one or more of the members of the company are to be liable for its debts and obligations under section 33-44-303(c) If one or more members are so liable, specify which members, and for which debts, obligations or liabilities such members are liable in their capacity as members

8	Unless a delayed effective date is specified, these articles will be effective when endorsed for filing by the Secretary of State Specify any delayed effective date and time

9

Set forth any other provisions not inconsistent with law which the organizers determine to include, including any provisions that are required or are permitted to be set forth in the limited liability company operating agreement

10	Signature of each organizer

/s/ Darren Kelly

		Date:	April 2, 2007
(Add Additional lines if necessary)

FILING INSTRUCTIONS

1	File two copies of this form, the original and either a duplicate original or a conformed copy

2

If space on this form is not sufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form or prepare this using a computer disk which will allow for expansion of the space on the form

3	This form must be accompanied by the filing fee of $110 00 payable to the Secretary of State

	Return to	Secretary of State
P O Box 11350
Columbia, SC 29211

NOTE

THE FILING OF THIS DOCUMENT DOES NOT, IN AND OF ITSELF, PROVIDE AN EXCLUSIVE RIGHT TO USE THIS CORPORATE NAME ON OR IN CONNECTION WITH ANY PRODUCT OR SERVICE USE OF A NAME AS A TRADEMARK OR SERVICE MARK WILL REQUIRE FURTHER CLEARANCE AND REGISTRATION AND BE AFFECTED BY PRIOR USE OF THE MARK FOR MORE INFORMATION, CONTACT THE TRADEMARKS DIVISION OF THE SECRETARY OF STATE’S OFFICE AT (803)734-1728

Form Revised by South Carolina

Secretary of State, January 2000

CERTIFIED TO BE A TRUE AND CORRECT COPY AS TAKEN FORM AND COMPARED WITH THE ORIGINAL ON FILE IN THIS OFFICE

APR 06 2010

/s/ Authorized Signatory
SECRETARY OF STATE OF SOUTH CAROLINA

AGENT’S STATEMENT OF CHANGE OF ADDRESS FOR SERVICE OF PROCESS

Pursuant to Section 33-44-109 of the South Carolina Code of Laws, as amended, the undersigned registered agent submits the following information for the purpose of changing the address of the agent for service of process of the following limited liability company in the State of South Carolina

1	The name of the limited liability company is

21ST CENTURY ONCOLOGY OF SOUTH CAROLINA, LLC

2	The state of organization is

SOUTH CAROLINA

3	The date it was organized or authorized to transact business in South Carolina is

4/3/2007

4	The street address of the current agent for service of process is

5000 Thurmond Mall Boulevard
Columbia, SC 29201

5	The street address to which the agent for service of process is to be changed is

1703 Laurel Street
Columbia, SC 29201

6	The name of the company’s current agent for service of process, is

CORPORATION SERVICE COMPANY

7	The address of the registered office and the address of the business office of the registered agent, as changed, will be identical

8	The above named limited liability company has been notified of the change

Dated November 30, 2007

CORPORATION SERVICE COMPANY

/s/ John H. Pelletier
John H. Pelletier
Assistant Vice President

071214-0328 FILED 12/06/2007
21ST CENTURY ONCOLOGY OF SOUTH CAROLINA, LLC
Filing Fee $10.00 ORIG

Mark Hammond South Carolna Secretary of State